Exhibit (b)(v)

Issuance Instruction Letter

[●]

Citibank, N.A. ADR Depositary
388 Greenwich Street
New York, NY 10013
Attn: Mr. Hank Hui

Re:       Instruction Regarding Deposit of Ordinary Shares – [●] ([●])

Ladies and Gentlemen:

Reference is made to the Deposit Agreement, dated as of September 24, 2014 (the “Deposit Agreement”), by and among Alibaba Group Holding Limited (the “Company”), Citibank, N.A., in its capacity as ADR Depositary (the “Depositary”), and the Holders and Beneficial Owners of American Depositary Shares issued thereunder. Terms used herein without definition shall have the meanings ascribed to such terms in the Deposit Agreement.

The Company is depositing [●] Shares (the “Subject Shares”) under the Deposit Agreement, by delivery of the Subject Shares to Citibank, N.A. – Hong Kong Branch, as Custodian, and requests that the Depositary issue ADSs representing such Shares (the “Subject ADSs”) to, or for the benefit of, the Company in accordance with the terms of this Letter Agreement. The Company requests that the Depositary deliver the Subject ADSs to the Company’s account with [●] (number [●]). The DTC participant number of [●] ([●]’s broker) is [●]. The contact person at [●] is [●] (Tel. [●]) and [●] (Tel. [●]).

We understand from your counsel, Patterson Belknap Webb & Tyler LLP, that your counsel has in the past spoken, on a “no-names” basis, with [●],[●] of the U.S. Securities and Exchange Commission’s (“SEC”) Office of International Corporate Finance and that [●] confirmed that the SEC staff would not object to the issuance and delivery of the Subject ADSs to the Company upon the terms set forth herein without the need to issue and deliver the Subject ADSs as Restricted ADSs.

The Company’s Registration Statement[s] on Form[s] [●] (File No. 333-[●], the “Registration Statement[s]”) register the offer and sale of the Subject Shares represented by the Subject ADSs under the terms of the Alibaba Group Holding Limited [●] Plan, and are effective under the Securities Act of 1933, as amended (the “Securities Act”).

The Company and the Depositary agree that, in consideration of the above confirmation received from the SEC staff and the undertakings of the Company below, the Subject Shares may be deposited under the terms of the Deposit Agreement and Subject ADSs may be issued in respect of such deposit and delivered pursuant to the Company’s instructions herein and otherwise transferred by the Company in accordance with applicable law.

The Company hereby covenants to, and for the benefit of, the Depositary, that (i) the transfer of the Subject Shares to the Custodian (for deposit with the Depositary under the terms of the Deposit Agreement and this Letter Agreement) and the issuance and delivery of the Subject ADSs does not violate any Cayman Islands laws or regulations, or any order, judgment or proceeding binding on the Company or any agreement to which the Company is a party, (ii) it has obtained all governmental approvals, permits, consents and authorizations required to be so obtained in the Cayman Islands and in the United States for transactions contemplated herein and in the Registration Statement[s], (iii) the Subject Shares being transferred to the Custodian (for deposit under the terms of the Deposit Agreement and this Letter Agreement) for the purpose of the issuance of Subject ADSs are validly issued, fully paid and non-assessable, are free of any preemptive rights of the holders of outstanding Shares, are free of any liens or encumbrances, have not been stripped of any entitlements, and are of the same class as, and rank pari passu with, the other Shares held by the Custodian (on deposit for the Depositary under the terms of the Deposit Agreement), (iv) the Company will make delivery of the Subject ADSs only if the Registration Statements are effective at such time and not subject to any stop orders, and (v) the Company will ensure that the Subject ADSs are (please check boxes to confirm)

☒	not delivered to “Affiliates” (as defused in Rule 144) of the Company, or

☒	if delivered to “Affiliates,” are so delivered only in connection with the settlement of a resale transaction by such Affiliates that is either covered by a registration statement under the Securities Act or exempt from registration under the Securities Act and in each such case the ADSs when so delivered in settlement are not “Restricted Securities” (as defined in the Deposit Agreement).

The Company confirms that its indemnification obligation set forth in Section 5.8 of the Deposit Agreement covers the deposit of the Subject Shares, the issuance of the Subject ADSs, and the actions taken in connection therewith, subject to the terms of the Deposit Agreement.

[Signature page follows]

Sincerely,

ALIBABA GROUP HOLDING LIMITED

By:___________________________
Name:
Title:
Date:

Agreed as of _______________, [●]

Citibank, N.A., as ADR Depositary

By:____________________________
Name:
Title:
Date:

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